EXHIBIT 10.0

                            FIRST AMENDMENT TO
             MATTEL, INC. 1997 PREMIUM PRICE STOCK OPTION PLAN
             -------------------------------------------------


          The Mattel, Inc. 1997 Premium Price Stock Option Plan (the "Plan") is hereby amended as follows, effective as of November 6, 1997.

                                    I.
                                    --

          Section 2.8 of the Plan is hereby amended to read as follows:

      2.8 "Disability" means that there is a determination to that effect under the group long-term disability plan of the Company, and the Participant is also approved for permanent disability benefits by the Social Security Administration. However, except as provided in the following sentence, in no event will a Participant be considered to be disabled for purposes of this Plan if the Participant s incapacity is a result of intentionally self-inflicted injuries (while sane or insane), alcohol or drug abuse, or a criminal act for which the Participant is convicted or to which the Participant pleads guilty or nolo contendere. "Disability" shall also include any termination of a Participant s employment which is treated as due to disability under an employment agreement which is in effect between the Company and the Participant at the time of such termination.

                                    II.
                                    ---

          Section 2.28 of the Plan is hereby amended to read as follows:

      2.28 "Retirement" means a Severance where the Participant (i) had previously attained the age of fifty-five (55) and completed five (5) years of service (as determined in accordance with the terms of the Mattel, Inc. Personal Investment Plan) or (ii) is otherwise eligible to be treated as retired for purposes of Mattel stock option plans under an employment agreement which is in effect between the Company and the Participant at the time of Severance.

                                   III.
                                   ----

          A new Section 2.34 is hereby added to the Plan to read as follows:

      2.34 "Termination without Cause" means termination of the Participant s employment by the Company without cause, where cause means any of the following: (i) an act or acts of dishonesty on the Participant's part which are intended to result in his substantial personal enrichment at the expense of the Company; (ii) repeated violations by the Participant of his obligations to the Company which are demonstrably willful and deliberate on the Participant's part and which resulted in material injury to the Company; (iii) conduct of a criminal nature which has or which is more likely than not to have a material adverse effect on the Company's reputation or standing in the community or on its continuing relationships with its customers or those who purchase or use its products; or (iv) fraudulent conduct in connection with the business or affairs of the Company, regardless of whether said conduct is designed to defraud the Company or others. Notwithstanding the foregoing, for any Participant who has an employment agreement with the Company which is in effect at the time of Severance, "Termination without Cause" shall mean termination of the Participant s employment by the Company without "cause" or by the Participant for "good reason" pursuant to the terms of such employment agreement.

                                    IV.
                                    ---

          The current Section 2.34 is hereby renumbered as Section 2.35 to read as follows:

      2.35 "Trading Day" means a day on which a share of Common Stock is publicly traded on the New York Stock Exchange, or any successor to the New York Stock Exchange.

                                    V.
                                    --

          Section 5.1 of the Plan is hereby amended to read as follows:

     5.1 NUMBER OF SHARES. The maximum number of shares of Common Stock for which Grants may be awarded under the Plan shall be 21,000,000, which maximum number is divided into two separate allocations. The first allocation comprises a maximum number of 20,000,000 shares, which shares may be granted to any eligible employee, as provided in Sections 6.1 and
6.2. The second allocation comprises a maximum number of 1,000,000 shares, which shares may be granted only to new employees described in
Section 6.3. Any adjustments made under Sections 5.2., 5.3 or 5.4 with respect to any Grant shall operate as adjustments of the maximum limit set forth above for the allocation from which the Grant was originally made.


                                    VI.
                                    ---

          A new Section 6.3 is hereby added to the Plan to read as follows:

     6.3 PERSONS NEWLY HIRED BY THE COMPANY. In the event a Grant is made to a new employee who is hired by the Company in a transaction meeting the requirements of paragraph 312.03(a)(3) of the New York Stock Exchange's Shareholder Approval Policy, as amended from time to time, the Committee may authorize Grants to that employee under the second allocation described in Section 5.1.


                                   VII.
                                   ----

          Section 9.5.4.2 of the Plan is hereby amended to read as follows:

          9.5.4.2  EARLY SEVERANCE.

          (A) DEATH OR DISABILITY. If a Participant incurs a Severance on account of death or Disability before December 31, 2000, then 100% of the shares subject to the Option may be purchased on or after the Exercise Date, provided one of the performance criteria for the Option has been met.

          (B) RETIREMENT OR TERMINATION WITHOUT CAUSE. If a Participant incurs a Severance on account of Retirement or Termination without Cause before December 31, 2000, then a pro-rated portion of the shares subject to the Option may be purchased on or after the Exercise Date, provided one of the performance criteria for the Option has been met. The pro-rated portion shall be calculated based on the Participant s number of full months of employment with Mattel, measured from the Grant Date to the earlier of the date of the Severance or November 6, 2000, divided by 36, and the remaining shares subject to the Option shall be forfeited.

          (C) EARLY SEVERANCE FOR OTHER REASONS. If a Participant incurs a Severance for any reason other than death, Disability, Retirement, or Termination without Cause before November 6, 2000, then the Option shall be forfeited in its entirety.

          (D) CHANGE IN CONTROL. This Section shall not apply if a Participant incurs a Severance subsequent to a Change in Control.


                                   VIII.
                                   -----

          Section 10.1.1 of the Plan is hereby amended to read as follows:

           10.1.1 Except to the extent the terms of an Option require its prior termination, each Option from the Initial Grant shall terminate on the earliest of the following dates:

           (a) If the Participant continues to be employed at Mattel, a date which is five (5) years from the Start Date of the Option, that is December 31, 2002.

           (b) The date on which the Option may no longer become exercisable due to failure to meet any of the performance criteria established for exercise of the Option pursuant to Section 9.5.

           (c) If the Participant incurs a Severance for reasons of death, Disability, or Retirement, a date which is five (5) years from the Start Date of the Option, that is December 31, 2002.

          (d) If the Participant incurs a Severance for reason of Termination without Cause at a time when the Option was already exercisable under Section 9.5, a date which is five (5) years from the Start Date of the Option, that is December 31, 2002.

          (e) If the Participant incurs a Severance for reason of Termination without Cause at a time before the Option was exercisable under Section 9.5, then a date which is 90 days after the date when the Option first becomes exercisable.

          (f) If the Participant incurs a Severance for reasons other than death, Disability, Retirement, or Termination without Cause at a time when the Option was already exercisable under Section 9.5, then a date which is 90 days after the date of Severance.

          (g) If the Participant incurs a Severance for reasons other than death, Disability, Retirement, or Termination without Cause at a time before the Option was exercisable under Section 9.5, then the date of Severance.

An Option shall also terminate on such date as the Committee may determine upon a Change in Control if the Committee determines that such event will make it impossible in the future to meet any of the performance criteria for exercise of the Option.

          IN WITNESS WHEREOF, the Company has caused this First Amendment to the Plan to be executed this 17th day of June, 1998, effective as of November 6, 1997.

                    MATTEL, INC.



                    By     /s/ Alan Kaye
                           -------------
                           ALAN KAYE

                    Title: Senior Vice President, Human Resources
                           --------------------------------------